Exhibit 99.1

DATATRAK Announces Receipt of NASDAQ Panel Decision to Delist Common Shares

Company to trade in the Over-the-Counter Market

CLEVELAND, June 4, 2009 /PRNewswire-FirstCall/ — DATATRAK International, Inc. (NASDAQ: DATA), a technology and services company focused on global eClinical solutions for the clinical trials industry, today announced that it received notification on June 2, 2009 that a NASDAQ Listing Qualifications Panel has determined to delist the Company’s securities from The NASDAQ Stock Market, effective with the open of business on Thursday, June 4, 2009. The delisting is the result of the Company’s failure to meet the $2.5 million stockholders’ equity requirement or one of the alternative continued listing criteria. As previously disclosed, on August 18, 2008, the Company received a notice from the NASDAQ Stock Market indicating it was not in compliance with NASDAQ’s minimum equity requirement.

The Company has been advised by Pink OTC Markets Inc, which operates an electronic quotation service for securities traded over-the-counter, that its securities are immediately eligible for quotation effective with the open of business on June 4, 2009. The Company’s common shares will continue to trade under the symbol DATA.

The Company’s common shares may, in the future, also be quoted on the Over-the-Counter Bulletin Board (the “OTCBB”), an electronic quotation service maintained by the Financial Industry Regulatory Authority (“FINRA”), provided that a market maker in the Company’s common shares files the appropriate application with, and such application is cleared by, FINRA. The Company anticipates disclosing further trading venue information for its common shares once such information becomes available.

About DATATRAK International, Inc.

DATATRAK International, Inc. is a worldwide technology company focused on the provision of multi-component eClinical solutions and related services for the clinical trials industry. The Company delivers a complete portfolio of software products that were created in order to accelerate clinical research data from investigative sites to clinical trial sponsors and ultimately the FDA, faster and more efficiently than manual methods or loosely integrated technologies. DATATRAK’s eClinical software suite can be deployed worldwide through an ASP offering or in a licensed Enterprise Transfer model that fully empowers its clients. The DATATRAK software suite and its earlier versions have successfully supported hundreds of international clinical trials involving thousands of clinical research sites and encompassing tens of thousands of patients in 59 countries. DATATRAK International, Inc.’s product suite has been utilized in some aspect of the clinical development of 16 drugs and one medical device that have received regulatory approval from either the United States Food and Drug Administration or counterpart European bodies. DATATRAK International, Inc. has offices located in Cleveland, Ohio, and Bryan, Texas. Visit the DATATRAK International, Inc. web site at www.datatrak.net.

Except for the historical information contained in this press release, the statements made in this release are forward-looking statements. These forward-looking statements are made based on management’s expectations, assumptions, estimates and current beliefs concerning the operations, future results and prospects of the Company and are subject to uncertainties and factors (including those specified below) which are difficult to predict and, in many instances, are beyond the control of the Company. Factors that may cause actual results to differ materially from those in the forward-looking statements include the limited operating history on which the Company’s performance can be evaluated; the ability of the Company to continue to enhance its software products to meet customer and market needs; fluctuations in the Company’s quarterly results; the viability of the Company’s business strategy and its early stage of development; the timing of clinical trial sponsor decisions to conduct new clinical trials or cancel or delay ongoing trials; the Company’s dependence on major customers; government regulation associated with clinical trials and the approval of new drugs; the ability of the Company to compete in the emerging EDC market; losses that potentially could be incurred from breaches of contracts or loss of customer data; the inability to protect intellectual property rights or the infringement upon other’s intellectual property rights; the Company’s success in integrating its acquisition’s operations into its own operations and the costs associated with maintaining and/or developing two product suites; and general economic conditions such as the rate of employment, inflation, interest rates and the condition of capital markets. This list of factors is not all-inclusive. In addition, the Company’s success depends on the outcome of various strategic initiatives it has undertaken, all of which are based on assumptions made by the Company concerning trends in the clinical research market and the health care industry. The Company undertakes no obligation to update publicly or revise any forward-looking statement whether as a result of new information, future events or otherwise.

About Pink OTC Markets Inc.

Pink OTC Markets Inc. operates an inter-dealer electronic quotation and trading system in the over-the-counter (OTC) securities market.  It is not registered with the Securities and Exchange Commission as a stock exchange or a broker-dealer firm. Investors should contact a broker-dealer firm to trade in a security quoted on the Pink Sheets. More information is available at http://www.pinksheets.com, www.pinkotc.com or http://www.otcqx.com.

About the OTCBB

The OTCBB is a quotation service that displays real-time quotes, last-sale prices, and volume information in OTC equity securities. It is a quotation medium for subscribing members, not an issuer listing service. An OTC equity security generally is any equity that is not listed or traded on a national securities exchange. OTCBB securities include national, regional, and foreign equity issues, warrants, units, ADRs, and Direct Participation Programs. More information is available at http://www.otcbb.com.

DATATRAK CONTACT: Raymond J. Merk, Chief Financial Officer, DATATRAK International, Inc., 440-443-0082 x181